UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2018 (August 10, 2018)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

                                                                                                                                                                                      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) Departure and Appointment of Certain Officers

On August 10, 2018, the Board of Directors (the “Board”) of Union Pacific Railroad Company (the “Railroad”), the principal operating subsidiary of Union Pacific Corporation (the “Company”), acting upon a recommendation of the Compensation and Benefits Committee, elected Thomas A. Lischer as Executive Vice President – Operations of the Railroad effective August 15, 2018.  Mr. Lischer succeeds Cameron A. Scott, who will remain at the Company as Vice President until his retirement on February 28, 2018, and will assist in facilitating the transition process.  Mr. Lischer, age 46, most recently served as Vice President of the Harriman Dispatching Center and Network Operations for the Railroad.  Prior to this election, Mr. Lischer served in the following positions at the Railroad over the last five years: Assistant Vice President of Operations for the North Region (September, 2016 – April, 2017), Assistant Vice President of Locomotive Distribution and Network Operations (April, 2014 – September, 2016), and General Superintendent of Transportation Services (February, 2011 – April, 2014). There are no family relationships between Mr. Lischer and any director or executive officer of the Company.  Mr. Lischer is not party to any transaction in which the Company is a participant.

Additionally, the Board elected Elizabeth F. Whited to serve as Executive Vice President and Chief Human Resources Officer of the Railroad.  Ms. Whited will be responsible for Human Resources and Labor Relations functions and will lead the Company’s new employee engagement and culture initiatives.  The Board elected Kenyatta (Kenny) G. Rocker as Executive Vice President – Marketing and Sales of the Railroad effective August 15, 2018, to succeed Ms. Whited.  Mr. Rocker, age 46, most recently served as Vice President Marketing and Sales – Industrial Products.  Prior to this election, Mr. Rocker served in the following positions at the Railroad over the last five years:  Assistant Vice President Chemicals (April, 2014 – September 2016) and Assistant Vice President Industrial Products – Marketing (March, 2012 – April, 2014).  There are no family relationships between Mr. Rocker and any director or executive officer of the Company.  Mr. Rocker is not party to any transaction in which the Company is a participant.

Item 7.01. Regulation FD Disclosure

A copy of the Company’s press release dated August 15, 2018, related to the foregoing announcements is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits.

99.1Press Release of Union Pacific Corporation, dated August 15, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 15, 2018

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Vice President Corporate Law & Compliance Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Union Pacific Corporation, dated August 15, 2018.